Exhibit 99.1

AVAX One Announces Significant Balance Sheet Progress In Third Quarter 2026

Eliminated More Than $14.9 Million of Debt, Further Strengthening Capital Structure and Liquidity

WEST PALM BEACH, FL, October 7, 2026 - AVAX One Technology Ltd. (NASDAQ: AVX) (“AVAX One” or the “Company”), today announced significant progress on strengthening its balance sheet during the third quarter of 2026, including a material reduction in near-term convertible debt and continued share repurchases during the quarter of 333,500 (as adjusted to reflect the Company’s one-for-twelve reverse stock split effected on June 15, 2026).

During the third quarter of 2026, approximately $7.1 million of convertible debentures were converted into common shares, approximately $7.4 million of debt was repaid by the Company and $0.4 million of debt was redeemed into common shares. As a result of these conversions, AVAX One has reduced its convertible debt balance to approximately $970,000 as of September 30, 2026, strengthening its balance sheet and enhancing financial flexibility and liquidity.

“Q3 marked another period of strong progress for AVAX One, highlighted by a significant reduction in our outstanding convertible debt and continued execution under our share repurchase program,” said Pete Wylie, Interim Chief Executive Officer and Chief Operating Officer of AVAX One. “Over the past several months, we have simplified our balance sheet, preserved financial flexibility and allocated capital where we believe it can generate the greatest value for shareholders. With a stronger financial foundation in place, we believe we are well positioned to execute on our growth and profitability initiatives as we enter the next phase of our digital asset treasury strategy.”

As of September 30, 2026, AVAX One had approximately 9,987,248 million common shares outstanding, compared with approximately 7,363,270 million as of June 30, 2026.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is a digital infrastructure company accelerating the transition to an onchain financial economy. The Company maintains a strategic Avalanche digital asset treasury, accumulating AVAX and generating onchain yield through native staking and ecosystem participation. It also operates bitcoin mining facilities and develops modular data centers. These three pillars give public market investors unique exposure to both the onchain economy and the digital infrastructure layer. For more information, please visit www.avax-one.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “intend,” “plan,” “could,” “may,” “will,” “would,” “believe,” “estimate,” “target,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin, AVAX, and other digital assets, and the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets it holds; plans to repurchase the Company’s common shares and the timing and amount of any such repurchases; increased competition in the data center, AI/HPC, and digital asset industries; and legal, commercial, regulatory, and technical uncertainties affecting the Company’s business, as well as those risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission. Actual results could differ materially from anticipated or preliminary results or estimates. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prospero.agency